UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 16, 2008

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b)
5.02(c)

On October 16, 2008, Kansas City Southern (the "Company") issued a press release announcing the realignment of the leadership of its sales and marketing and finance departments, naming Patrick J. Ottensmeyer as Executive Vice President Sales and Marketing and promoting Michael W. Upchurch to Executive Vice President and Chief Financial Officer. Mr. Ottensmeyer previously served as the Company's Executive Vice President and Chief Financial Officer since May 2006. Mr. Upchurch has been Senior Vice President Financial Management and Purchasing of The Kansas City Southern Railway Company, a wholly-owned subsidiary of the Company ("KCSR"), since March 2008. The appointment of Mr. Upchurch as Executive Vice President and Chief Financial Officer was effective on October 16, 2008. In such capacity, Mr. Upchurch will serve as the Company's principal financial officer. The press release announcing these management changes is filed as Exhibit 99.1 to this Form 8-K.

Mr. Upchurch, age 47, joined KCSR in March 2008. Prior to joining KCSR, Mr. Upchurch served as Senior Vice President Finance for Red Development, LLC, from December 2007 through February 2008. From September 2006 through December 2007, Mr. Upchurch worked as an independent consultant providing financial consulting services. From 1990 through September 2006, Mr. Upchurch served in various senior financial leadership positions at Sprint Nextel Corporation and its predecessor, Sprint Corporation, including Senior Vice President Financial Operations, Senior Vice President Finance Sprint Business Solutions and Senior Vice President Finance Long Distance Division.

There are no family relationships between Mr. Upchurch and any other officer or director of the Company.

On August 15, 2008, KCSR entered into an employment agreement (the "Employment Agreement") with Mr. Upchurch, in connection with his employment as Senior Vice President Financial Management and Purchasing, which continues in effect.

Pursuant to the terms of the Employment Agreement, Mr. Upchurch is eligible to receive coverage under KCSR's benefits plans and programs as are made available to similarly situated employees of KCSR. KCSR may terminate the Employment Agreement at any time for "Cause" (as defined in the Employment Agreement) or other than for Cause. If KCSR terminates Mr. Upchurch's employment other than for Cause, KCSR shall (a) continue for a period of twelve (12) months following such termination to pay Mr. Upchurch as severance pay a monthly amount equal to one-twelfth (1/12th) of his annual base salary rate in effect immediately prior to termination, subject certain adjustments as described in the Employment Agreement, and, (b) for a period of twelve (12) months following such termination, continue the health insurance coverage provided pursuant to the Employment Agreement to Mr. Upchurch and his eligible dependents, unless Mr. Upchurch (i) is provided comparable health or life insurance coverage in connection with other employment, (ii) fails to timely elect to continue such coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), (iii) fails to meet the eligibility requirements under the applicable plan for any such coverage, (iv) files to timely pay the cost of such coverage, or (v) dies. If Mr. Upchurch's employment is terminated due to his voluntary resignation, death or disability, or by KCSR for Cause, Mr. Upchurch will not be entitled to receive any payment from the Company or KCSR, other than unpaid salary, unused vacation and unreimbursed expenses. Upon termination of Mr. Upchurch's employment for any reason, all benefits other than those described above shall terminate, and all unvested equity awards shall be forfeited (other than in connection with a Change of Control, as described below).

If, during the two (2) years following a "Change in Control" (as defined in the Employment Agreement), Mr. Upchurch's employment is terminated by KCSR other than for Cause or by Mr. Upchurch for Good Reason (as defined in the Employment Agreement), (a) Mr. Upchurch will be eligible to receive, in addition to the severance benefits described above, a lump sum payment (the "Special Severance Payment") equal to the product of (i) 160% of the rate of his annual base salary as of the date of termination, multiplied by (ii) 2, and less (iii) the aggregate amount of other severance payments made pursuant to the Employment Agreement, and (b) any unvested or unexercisable equity awards shall become immediately vested or exercisable, as applicable.

Mr. Upchurch is required to execute a full release of claims in favor of KCSR and its affiliates as a condition of receiving the above-described severance benefits.

Mr. Upchurch has expressly agreed to maintain in strictest confidence and not to use in any way, publish, disclose or authorize anyone else to use in any way, publish or disclose any Confidential Information (as defined in the Employment Agreement) relating to any manner to the business or affairs of KCSR or any of its affiliates. Mr. Upchurch has also agreed that, for a period of one year following the termination of his employment, he will not engage in, assist in, or have any active interest in (including without limitation as an agent, employee, consultant, stockholder, or director) any corporation or other business entity that competes with or engages in the business conducted by KCSR, or solicit any customers or employees of KCSR. The obligations described in this paragraph survive any termination of the Employment Agreement by Mr. Upchurch or KCSR.

The foregoing discussion of Mr. Upchurch's Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, which is filed herewith as Exhibit 10.1, and hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Employment Agreement dated August 15, 2008, between The Kansas City Southern Railway Company and Michael W. Upchurch, is attached hereto as Exhibit 10.1.

99.1 Press release issued by Kansas City Southern, dated October 16, 2008, entitled "KCS Announces New Leadership for Sales & Marketing and Financial," is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

October 22, 2008	By:	/s/ Brian P. Banks

Name: Brian P. Banks
Title: Associate General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated August 15, 2008, between The Kansas City Southern Railway Company and Michael W. Upchurch.
99.1	Press release issued by Kansas City Southern, dated October 16, 2008, entitled "KCS Announces New Leadership for Sales & Marketing and Financial," is attached hereto as Exhibit 99.1.